UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) April 19, 2013


                                 TUNGSTEN CORP.
             (Exact name of registrant as specified in its charter)

           Nevada                      000-54342                 98-0583175
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)

1671 Southwest 105 Lane, Davie, Florida                            33324
(Address of principal executive offices)                        (Zip Code)

                                 (954) 476 4638
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     Effective as of April 19, 2013, Nevada Tungsten Holdings Ltd. ("NTH"), a wholly-owned subsidiary of Tungsten Corp. (the "Company"), entered into a purchase agreement (the "Agreement") with Monfort Ventures Ltd. ("Monfort"), pursuant to which NTH will acquire title to certain unpatented pacer mining claims located in Custer County, Idaho (the "Property") upon issuance by the Company of 3,000,000 shares of its common stock to Monfort (the "Shares").

     Upon the commencement of operations of a producing mine on the Property and the production of mineral products therefrom, the Property will be subject to a net smelter returns royalty of 3%. For purposes of the Agreement, "net smelter returns" means the net proceeds paid to NTH from the sale by NTH of minerals mined and removed from the Property after deducting certain expenses as specified in the Agreement. At any time after execution of the Agreement, NTH may acquire one percent (1%) of the net smelter royalty from Monfort for Five Hundred Thousand Dollars ($500,000) and thereafter, may acquire another additional one percent (1%) of the net smelter royalty from Monfort for One Million Dollars ($1,000,000).

     The foregoing description of the terms and conditions of the Agreement and the transactions contemplated thereunder that are material to the Company and NTH does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

     In connection with the Agreement, the Company issued the Shares to Monfort as consideration for the purchase of the Property as described in Item 1.01 above.

     None of the Shares were registered under the Securities Act or under the securities laws of any state in the United States. The transaction was exempt from the registration provisions of the federal securities laws pursuant to the exemption provided by Section 4(2) of the Securities Act and Regulation D, Rule 506 and comparable exemptions for sales to "accredited" investors under state securities laws. The Shares may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from such registration requirements.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit
Number                             Description
------                             -----------
10.1 Purchase Agreement, dated as of April 19, 2013, by and between Nevada Tungsten Holdings Ltd., and Monfort Ventures, Ltd.

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUNGSTEN CORP.


/s/ Guy Martin
-------------------------------------
Guy Martin
President, Chief Executive Officer,
Treasurer, Secretary, Chief Financial
Officer and Director

Date: April 22, 2013

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